UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada	V6C 3E8
(Address of principal executive offices)	(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 2, 2018, Sierra Oncology, Inc. (“Sierra Oncology”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, as representative of several underwriters named on Schedule A thereto (the “Underwriters”), pursuant to which Sierra Oncology agreed to issue and sell an aggregate of 19,000,000 shares of its common stock (the “Shares”) to the Underwriters (the “Offering”). The Shares will be sold at a per share public offering price of $2.25. Pursuant to the Underwriting Agreement, Sierra Oncology also granted the Underwriters a 30-day option to purchase up to an additional 2,850,000 shares of its common stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-212793) that was filed by Sierra Oncology with the Securities and Exchange Commission (“SEC”) on August 1, 2016 and declared effective by the SEC on August 11, 2016. Sierra Oncology expects the Offering to close on March 6, 2018, subject to customary closing conditions.

Sierra Oncology estimates that net proceeds from the Offering will be approximately $39.9 million, after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriters’ option to purchase additional shares. Sierra Oncology intends to use the net proceeds from the Offering to fund development of its product candidates, SRA737 and SRA141, as well as for general corporate purposes. It may also use a portion of the net proceeds to acquire or license new product candidates or technology that could result in other product candidates.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

A copy of the opinion of Fenwick & West LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 8.01.	Other Events.

On March 2, 2018, Sierra Oncology issued a press release announcing the pricing of the Offering. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement dated March 2, 2018

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

99.1	Press release dated March 2, 2018

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in Sierra Oncology’s filings with the SEC, including those described under the heading “Risk Factors” in the Sierra Oncology’s Annual Report on Form 10-K for the year ended December 31, 2017, as well as those discussed in the prospectus supplement related to the Offering, the accompanying prospectus to the prospectus supplement related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus and Sierra Oncology’s subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect Sierra Oncology’s results of operations, which would, in turn, have a significant and adverse impact on Sierra Oncology stock price. Sierra Oncology cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Sierra Oncology undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: March 2, 2018	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

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